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                                                                 EXHIBIT i(1)(j)

                          [FOLEY & LARDNER LETTERHEAD]


                                  July 17, 2001


                         OPINION AND CONSENT OF COUNSEL



AIM Variable Insurance Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173


Executives:

         This opinion is given in connection with the filing with the Securities and Exchange Commission ("SEC") by AIM Variable Insurance Funds, a Delaware business trust (the "Trust"), of Post-Effective Amendment No. 21 under the Securities Act of 1933 ("1933 Act") to the Trust's Registration Statement on Form N-1A (File No. 33-57340, the "Registration Statement") relating to an indefinite number of the Trust's authorized Series I and Series II classes of shares of beneficial interest for two new series of the Trust, namely, AIM V.I. Basic Value Fund and AIM V.I. Mid Cap Equity Fund (collectively, the "Funds").

         We have examined the following: the Certificate of Trust, dated December 6, 1999; the Agreement and Declaration of Trust, dated December 6, 1999, as amended; the By-laws of the Trust, as amended; the Registration Statement, and amendments thereto, including Post-Effective Amendment No. 21 to the Registration Statement substantially in the form in which it is to be filed with the SEC; a Certificate of Good Standing issued by the State of Delaware on July 12, 2001; pertinent provisions of the laws of Delaware; resolutions and other materials regarding the creation of the Funds and related matters and approved by the Trust's Board of Trustees at a meeting held on June 12 and 13, 2001, and portions of the minutes of that meeting; and such other records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

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[FOLEY & LARDNER LETTERHEAD]

AIM Variable Insurance Funds
July 17, 2001
Page 2


         We are not members of the Delaware bar; nevertheless, based on the foregoing examination and our general familiarity with the laws of Delaware and their applicability here, we are of the opinion that:

                  1. the Trust is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

                  2. the Series I and Series II classes of shares of the Funds to be offered for sale by the Trust, when issued in the manner contemplated by the Registration Statement, as amended, will be legally issued, fully-paid, and non-assessable.

         This letter expresses our opinion as to the Delaware Business Trust Act, addressing matters such as due formation of fund series and, in effect, the authorization and issuance of shares of beneficial interest, but does not extend to the securities or "Blue Sky" laws of Delaware or to federal securities or other laws.

         We consent to the use of this opinion as an Exhibit to the Registration Statement, as amended, and to the references to our firm under the caption "Legal Matters" in the statement of additional information contained in Post-Effective Amendment No. 21 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                             Very truly yours,

                                             /s/ FOLEY & LARDNER

                                             Foley & Lardner